                                  SCHEDULE I

                          TO THE AMENDED AND RESTATED
                          SHAREHOLDER SERVICING PLAN
            ADOPTED SEPTEMBER 8, 1997 AND AMENDED FEBRUARY 10, 1999
                                    BETWEEN
              THE BEAR STEARNS FUNDS AND BEAR, STEARNS & CO. INC.

         This Shareholder Servicing Plan shall be adopted with respect to the following Portfolios of The Bear Stearns Funds:

FUND                                                 Class A                 Class B                 Class C
----                                                 -------                 -------                 -------
S&P STARS Portfolio                                   .25%                     .25%                    .25%
Large Cap Value Portfolio                             .25%                     .25%                    .25%
Small Cap Value Portfolio                             .25%                     .25%                    .25%
Income Portfolio                                      .25%                     .25%                    .25%
The Insiders Select Fund                              .25%                     .25%                    .25%
Focus List Portfolio                                  .25%                     .25%                    .25%
Balanced Portfolio                                    .25%                     .25%                    .25%
High Yield Total Return Portfolio                     .25%                     .25%                    .25%
International Equity Portfolio                        .25%                     .25%                    .25%
Emerging Markets Debt Portfolio                       .25%                     .25%                    .25%
S&P STARS Opportunities Portfolio                     .25%                     .25%                    .25%

Reapproved February 4, 1998 to be reapproved no later than March 31, 1999 Reapproved February 10, 1999 to be reapproved no later than March 31, 2000 Reapproved February 7, 2000 to be reapproved no later than March 31, 2001 Reapproved February 5, 2001 to be reapproved no later than March 31, 2002 Reapproved May 21, 2001 to be reapproved no later than March 31, 2002

                                         THE BEAR STEARNS FUNDS


                                         By: /s/ FRANK MARESCA
                                             -----------------

Accepted:

BEAR, STEARNS & CO. INC.


By: /s/ Doni Fordyce
    ----------------